UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2005

eBay Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2145 Hamilton Avenue, San Jose, California		95125
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(408) 376-7400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 10, 2005, eBay Inc. announced that it had named Elizabeth Axelrod as Senior Vice President, Human Resources. A copy of the offer letter and an addendum thereto between eBay Inc. and Ms. Axelrod are attached as an exhibit to this report.

The offer letter, as amended by the addendum thereto, provides that eBay will recommend to its Board of Directors that Ms. Axelrod be granted an option to purchase 325,000 shares of eBay common stock, and that eBay will recommend that Ms. Axelrod be granted an option to purchase an additional 25,000 shares of eBay common stock if eBay receives her written acceptance prior to January 15, 2005 and she begins her employment with eBay no later than April 2005. In accordance with eBay's standard practice for offers of employment extended prior to the announcement of an eBay stock split, Ms. Axelrod's recommended stock option grant will be adjusted to reflect the effect of eBay's two-for-one stock split announced on January 19, 2005 and effective on February 16, 2005, so that Ms. Axelrod will be granted an option to purchase 700,000 shares of eBay common stock. Those options will be granted in accordance with eBay's standard new hire grant procedures, and will vest with respect to 25% of the shares one year after the date of her commencement of employment, and with respect to an additional 1/48 of the shares monthly thereafter.

Item 9.01. Financial Statements and Exhibits.

The following exhibit is filed with this report on Form 8-K:

Exhibit 10.01 - Offer letter dated December 7, 2004 and executed on January 3, 2005 between eBay Inc. and Elizabeth Axelrod, and addendum thereto dated February 16, 2005 and executed on February 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.

March 10, 2005	By:	Michael R. Jacobson

Name: Michael R. Jacobson
Title: Senior Vice President, Legal Affairs, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.01	Offer letter dated December 7, 2004 and executed on January 3, 2005 between eBay Inc. and Elizabeth Axelrod, and addendum thereto dated February 16, 2005 and executed on February 26, 2005.